Exhibit 2.2

Execution Version

AMENDMENT NO. 1

TO THE

AGREEMENT AND PLAN OF MERGER

This AMENDMENT NO. 1 (this “Amendment”), dated as of December 16, 2016 to the Agreement and Plan of Merger dated as of November 20, 2016 (the “Agreement”), is made by and among Sunoco Logistics Partners L.P., a Delaware limited partnership (“SXL”), Sunoco Partners LLC, a Pennsylvania limited liability company and the general partner of SXL (“SXL GP”), SXL Acquisition Sub LLC, a Delaware limited liability company and wholly owned subsidiary of SXL (“SXL Merger Sub”), SXL Acquisition Sub LP, a Delaware limited partnership and wholly owned subsidiary of SXL (“SXL Merger Sub LP” and, together with SXL, SXL GP and SXL Merger Sub, the “SXL Entities”), Energy Transfer Partners, L.P., a Delaware limited partnership (“ETP”), Energy Transfer Partners GP, L.P., a Delaware limited partnership and the general partner of ETP (“ETP GP”), ETP Acquisition Sub, LLC, a Delaware limited liability company (“ETP Merger Sub” and, together with ETP and ETP GP, the “ETP Entities”), and, solely for purposes of Section 1.1(b), Section 5.4(a) and Section 5.16(a) and Article VIII of the Agreement, Energy Transfer Equity, L.P., a Delaware limited partnership (“ETE”).

R E C I T A L S

WHEREAS, the parties desire to amend certain provisions of the Agreement pursuant to Section 8.2 thereof, and as more particularly set forth in this Amendment to, among other things, (a) revise the structure of certain of the transactions contemplated by the Agreement, (b) remove ETP Merger Sub as a party to the Agreement, and (c) include SXL Merger Sub LP as a party to the Agreement;

WHEREAS, Section 8.2 of the Agreement provides that, at any time prior to the Effective Time, the Agreement may be amended or supplemented in any and all respects, by action taken or authorized by the ETP Managing GP Board and the SXL GP Board; provided, however, that such action must first be referred to the ETP Conflicts Committee and SXL Conflicts Committee, as applicable, for their consideration, and the ETP Conflicts Committee and the SXL Conflicts Committee must be permitted not less than two business days to make a recommendation with respect thereto;

WHEREAS, the SXL Conflicts Committee, by unanimous vote, in good faith (a) determined that this Amendment and the transactions contemplated hereby are advisable, fair and reasonable to, and in the best interests of, SXL and the SXL Unaffiliated Unitholders, (b) approved this Amendment and the transactions contemplated hereby (the foregoing constituting SXL Special Approval), and (c) resolved to approve, and to recommend to the SXL GP Board the approval of, this Amendment and the consummation of the transactions contemplated hereby;

WHEREAS, upon the receipt of the approval of this Amendment and the transactions contemplated hereby by the SXL Conflicts Committee, and the recommendation by the SXL Conflicts Committee that the SXL GP Board approve this Amendment and the transactions contemplated hereby, the SXL GP Board approved this Amendment and the transactions contemplated hereby;

WHEREAS, the ETP Conflicts Committee, by unanimous vote, in good faith (a) determined that this Amendment is advisable and fair and reasonable to, and in the best interests of ETP and the ETP Unaffiliated Unitholders, (b) approved this Amendment (the foregoing constituting ETP Special Approval) and (c) recommended to the ETP Managing GP Board the approval of this Amendment;

WHEREAS, upon the receipt of such approval and recommendation of the ETP Conflicts Committee, the ETP Managing GP Board (a) approved this Amendment and the transactions contemplated hereby, (b) directed that the Agreement, as amended by this Amendment, be submitted to a vote of the ETP Limited Partners and the limited partner of ETP GP, and (c) resolved to recommend adoption of the Agreement, as amended by this Amendment, by the ETP Limited Partners;

WHEREAS, the SXL GP Board has, in its capacity as the general partner of SXL, in its capacity as the sole member of SXL Merger Sub, for itself and in its capacity as the general partner of SXL Merger Sub LP, in good faith (a) determined that this Amendment and the transactions contemplated hereby are in the best interests of SXL Merger Sub and SXL Merger Sub LP, and (b) approved this Amendment and the transactions contemplated hereby; and

WHEREAS, the Board of Directors of LE GP, LLC, a Delaware limited liability company and the general partner of ETE, on behalf of ETE, in its individual capacity and its capacity as the sole member of ETE Managing GP, approved this Amendment solely with respect to Section 1.1(b), Section 5.4(a), Section 5.16(a) and Article VIII of the Agreement and the transactions contemplated thereby.

A G R E E M E N T S

NOW, THEREFORE, in consideration of the mutual agreements set forth in the Agreement and this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I

AMENDMENTS; JOINDER

1.1 Defined Terms; References. Unless otherwise specifically defined in this Amendment, each term used herein that is defined in the Agreement has the meaning assigned to such term in the Agreement, and each reference to a specific Section or Article shall refer to the particular Section or Article in the Agreement. Each reference to “hereof,” “hereunder,” “herein,” “hereby” and each other similar reference contained in the Agreement shall refer, from and after the date of this Amendment, to the Agreement as amended by this Amendment.

1.2 Parties.

(a) ETP Merger Sub and each of the other parties to the Agreement agree that ETP Merger Sub shall be removed as a party to the Agreement and effective as of the date hereof, ETP Merger Sub shall not be bound by the terms and conditions in the Agreement as are applicable to ETP Merger Sub (and to ETP Merger Sub in its capacity as an “ETP Entity”), including with respect to all representations or warranties, covenants, rights or obligations. The parties hereto agree that the Joinder Agreement entered into by ETP Merger Sub for the benefit of the parties to the Agreement, dated as of November 22, 2016, shall be terminated and of no further force or effect.

(b) SXL Merger Sub LP hereby agrees to, and does, become a party to the Agreement and agrees to be and is bound by all of the terms and conditions in the Agreement as are applicable to an “SXL Entity,” including all representations and warranties, covenants, rights and obligations, in each case as of the date hereof. The signature page to this Amendment shall serve as a counterpart signature page to the Agreement as well as this Amendment and by executing this Amendment, SXL Merger Sub LP is deemed to have executed the Agreement as if an original party thereto, effective as of the date hereof. In connection with the foregoing, the definition of “SXL Entities” in the Agreement is hereby revised to include SXL Merger Sub LP.

1.3 Recitals

(a) Each of the following recitals in the Agreement shall be deleted in its entirety:

“WHEREAS, as soon as practicable following the execution of this Agreement, (a) ETP Managing GP will form a new Delaware limited liability company, which is expected to be named “ETP Acquisition Sub, LLC” (“ETP Merger Sub”), and ETP Managing GP will be the sole member of, and own 100% of the limited liability company interests of, ETP Merger Sub upon formation and (b) ETP GP will cause ETP Merger Sub to become a party to this Agreement by executing a Joinder Agreement;

WHEREAS, the parties intend that SXL Merger Sub be merged with and into ETP (the “Merger”), with ETP surviving the Merger as a wholly owned subsidiary of SXL;

WHEREAS, the parties intend that ETP Merger Sub be merged with and into SXL GP (the “GP Merger”), with SXL GP surviving the GP Merger as a wholly owned subsidiary of ETP Managing GP;”

(b) The following recitals shall be added to the Agreement in replacement of the recitals deleted in the foregoing Section 1.3(a) of this Amendment:

“WHEREAS, the parties intend that SXL Merger Sub LP be merged with and into ETP (the “Merger”), with ETP surviving the Merger as a wholly owned subsidiary of SXL;

WHEREAS, the parties intend that SXL GP be merged with and into ETP GP (the “GP Merger”), with ETP GP surviving the GP Merger as an indirect wholly owned subsidiary of ETE; and”

1.4 Amendment to Section 1.1. Section 1.1 of the Agreement is hereby amended and restated in its entirety as follows:

“Section 1.1 Pre-Closing Transactions; GP Merger and Merger.

(a) [Reserved.]

(b) The following shall occur immediately prior to the Closing (collectively, the “Pre-Closing Transactions”) with such Pre-Closing Transactions to take effect in the order set forth below:

(i) (A) ETE shall cause ETE Common Holdings, LLC, a Delaware limited liability company and wholly owned subsidiary of ETE, to distribute its 0.1% limited liability company interest in SXL GP (the “ETE SXL GP Interest”) to ETE, (B) immediately upon receipt thereof, ETE shall contribute (1) 99.99% of the ETE SXL GP Interest to ETP GP and (2) 0.01% of the ETE SXL GP Interest to ETP Managing GP, (C) immediately upon receipt thereof, ETE shall cause ETP Managing GP to contribute 0.01% of the ETE SXL GP Interest to ETP GP and (D) immediately upon receipt thereof, ETP GP shall contribute 100% of the ETE SXL GP Interest to ETP; and

(ii) (A) ETE shall contribute (1) 99.99% of the Class H Units and Class I Units held by ETE to ETP GP and (2) 0.01% of the Class H Units and Class I Units held by ETE to ETP Managing GP and (B) immediately upon receipt thereof, ETE shall cause ETP Managing GP to contribute all of the Class H Units and Class I Units received by ETP Managing GP pursuant to clause (A)(2) to ETP GP.

(c) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the PLLCL and DRULPA, at the GP Merger Effective Time, in connection with the GP Merger, SXL GP shall be merged with and into ETP GP, the separate limited liability company existence of SXL GP will cease, and ETP GP will continue its existence as a limited partnership under Delaware law as the surviving entity in the GP Merger (the “GP Surviving Entity”).

(d) At the GP Merger Effective Time, ETP GP agrees to assume the rights and duties of the general partner of SXL under the partnership agreement of SXL in effect at such time and to be bound by the provisions of the partnership agreement of SXL in effect at such time. At the GP Merger Effective Time, SXL GP will cease to be, and ETP GP will be admitted as, the general partner of SXL in accordance with the partnership agreement of SXL in effect at such time and SXL shall be continued without dissolution.

(e) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DRULPA, at the Effective Time, in connection with the Merger, SXL Merger Sub LP shall be merged with and into ETP, the separate limited partnership existence of SXL Merger Sub LP will cease, and ETP will continue its existence as a limited partnership under Delaware law as the surviving entity in the Merger (the “Surviving Entity”).

(f) At the Effective Time, in connection with the Merger, ETP GP will transfer to SXL Merger Sub all of the general partner interest in ETP (the “General Partner Interest”) in accordance with Section 4.6 of the ETP Partnership Agreement.

(g) At the Effective Time, SXL Merger Sub agrees to assume the rights and duties of the general partner of the Surviving Entity under the partnership agreement of the Surviving Entity in effect at such time and to be bound by the provisions of the partnership agreement of the Surviving Entity in effect at such time. At the Effective Time, ETP GP will cease to be, and SXL Merger Sub will be admitted as, the general partner of the Surviving Entity in accordance with the partnership agreement of the Surviving Entity in effect at such time, and the Surviving Entity shall be continued without dissolution.”

1.5 Amendment to Section 1.3. Section 1.3 of the Agreement is hereby amended and restated in its entirety as follows:

“Section 1.3 Effective Time.

(a) Subject to the provisions of this Agreement, at the Closing, SXL GP and ETP GP will cause certificates of merger, executed in accordance with the relevant provisions of the PLLCL and DRULPA (the “Certificates of GP Merger”), in such form as necessary to effect the GP Merger, to be duly filed with the Secretary of State of the State of Pennsylvania and the Secretary of State of the State of Delaware. The GP Merger will become effective at such time as the Certificates of GP Merger have been duly filed with the Secretary of State of the State of Pennsylvania and the Secretary of State of the State of Delaware or at such later date or time as may be agreed by SXL GP and ETP GP in writing and specified in the Certificates of GP Merger (the effective time of the GP Merger being hereinafter referred to as the “GP Merger Effective Time”). The Parties shall take, and cause their applicable subsidiaries to take, all actions such that the GP Merger Effective Time shall be the same date and time as the Effective Time.

(b) Subject to the provisions of this Agreement, at the Closing, ETP will cause a certificate of merger, executed in accordance with the relevant provisions of the DRULPA (the “Certificate of Merger”), in such form as necessary to effect the Merger, to be duly filed with the Secretary of State of the State of Delaware. The Merger will become effective at such time as the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later date or time as may be agreed by SXL Merger Sub LP and ETP in writing and specified in the Certificate of Merger (the effective time of the Merger being hereinafter referred to as the “Effective Time”).”

1.6 Amendment to Section 1.4. Section 1.4 of the Agreement is hereby amended and restated in its entirety as follows:

“Section 1.4 Effects of the Mergers. The Merger and the GP Merger shall have the effects set forth herein and in the applicable provisions of the DRULPA and PLLCL.”

1.7 Amendment to Section 1.5. Section 1.5 of the Agreement is hereby amended and restated in its entirety as follows:

“Section 1.5 Organizational Documents of the Surviving Entity; GP Surviving Entity and SXL.

(a) At the Effective Time, the certificate of limited partnership of ETP as in effect immediately prior to the Effective Time shall remain unchanged and shall be the certificate of limited partnership of the Surviving Entity from and after the Effective Time, and thereafter may be amended as provided therein or by Law, in each case consistent with the obligations set forth in Section 5.8.

(b) At the Effective Time, other than changes related to the assumption of the rights and duties of the general partner by SXL Merger Sub and the withdrawal of ETP GP as the general partner, in each case in accordance with Section 4.6 of the ETP Partnership Agreement, the ETP Partnership Agreement as in effect immediately prior to the Effective Time shall remain unchanged and shall be the agreement of limited partnership of the Surviving Entity from and after the Effective Time, and thereafter may be amended as provided therein or by Law.

(c) At the GP Merger Effective Time, the certificate of limited partnership of ETP GP as in effect immediately prior to the GP Merger Effective Time shall remain unchanged and shall be the certificate of limited partnership of the GP Surviving Entity from and after the GP Merger Effective Time, and thereafter may be amended as provided therein or by Law, in each case consistent with the obligations set forth in Section 5.8.

(d) At the GP Merger Effective Time, the agreement of limited partnership of ETP GP as in effect immediately prior to the GP Merger Effective Time shall remain unchanged and shall be the agreement of limited partnership of the GP Surviving Entity from and after the GP Merger Effective Time, and thereafter may be amended as provided therein or by Law, in each case consistent with the obligations set forth in Section 5.8.

(e) At the Effective Time, the Amended SXL Partnership Agreement shall replace the SXL Partnership Agreement and be the agreement of limited partnership of SXL from and after the Effective Time, and thereafter may be amended as provided therein or by Law, in each case consistent with the obligations set forth in Section 5.8.”

1.8 Amendments to Sections 2.1(a)(iii), 2.1(a)(iv), 2.1(a)(v), 2.1(a)(vi) and 2.1(a)(vii). Sections 2.1(a)(iii), 2.1(a)(iv), 2.1(a)(v), 2.1(a)(vi) and 2.1(a)(vii) of the Agreement are hereby amended and restated in their entirety as follows:

“(iii) Conversion of Class E Units. Subject to Section 2.4, each Class E Unit (as defined herein) issued and outstanding as of immediately prior to the Effective Time shall be converted into a unit representing a limited partner interest in SXL (an “SXL Class E Unit”), which constitutes a share of a new class of units in SXL containing provisions substantially equivalent to the provisions set forth in the ETP Partnership Agreement governing Class E Units, all as set forth in the Amended SXL Partnership Agreement. At Closing, SXL GP (or ETP GP, as successor general partner of SXL) shall cause the SXL Class E Units to be issued to the Persons who held Class E Units immediately prior to the Effective Time in book-entry form.

(iv) Conversion of Class G Units. Subject to Section 2.4, each Class G Unit (as defined herein) issued and outstanding as of immediately prior to the Effective Time shall be converted into a unit representing a limited partner interest in SXL (an “SXL Class G Unit”), which constitutes a share of a new class of units in SXL containing provisions substantially equivalent to the provisions set forth in Section 5.11 of the ETP

Partnership Agreement, all as set forth in the Amended SXL Partnership Agreement. At Closing, SXL GP (or ETP GP, as successor general partner of SXL) shall cause the SXL Class G Units to be issued to the Persons who held Class G Units immediately prior to the Effective Time in book-entry form.

(v) Conversion of Class I Units. Subject to Section 2.4, each Class I Unit (as defined herein) issued and outstanding as of immediately prior to the Effective Time shall be converted into a unit representing a limited partner interest in SXL (an “SXL Class I Unit”), which constitutes a share of a new class of units in SXL containing provisions substantially equivalent to the provisions set forth in Section 5.12 of the ETP Partnership Agreement, all as set forth in the Amended SXL Partnership Agreement. At Closing, SXL GP (or ETP GP, as successor general partner of SXL) shall cause the SXL Class I Units to be issued to the Persons who held Class I Units immediately prior to the Effective Time in book-entry form.

(vi) Conversion of Class J Units. Subject to Section 2.4, each Class J Unit (as defined herein) issued and outstanding as of immediately prior to the Effective Time shall be converted into a unit representing a limited partner interest in SXL (an “SXL Class J Unit”), which constitutes a share of a new class of units in SXL containing provisions substantially equivalent to the provisions set forth in Section 5.15 of the ETP Partnership Agreement, all as set forth in the Amended SXL Partnership Agreement. At Closing, SXL GP (or ETP GP, as successor general partner of SXL) shall cause the SXL Class J Units to be issued to the Persons who held Class J Units immediately prior to the Effective Time in book-entry form.

(vii) Conversion of Class K Units. Subject to Section 2.4, each Class K Unit (as defined herein) issued and outstanding as of immediately prior to the Effective Time shall be converted into a unit representing a limited partner interest in SXL (an “SXL Class K Unit”), which constitutes a share of a new class of units in SXL containing provisions substantially equivalent to the provisions set forth in a form of amendment to the ETP Partnership Agreement, attached hereto as Exhibit B, all as set forth in the Amended SXL Partnership Agreement. At Closing, SXL GP (or ETP GP, as successor general partner of SXL) shall cause the SXL Class K Units to be issued to the Persons who held Class K Units immediately prior to the Effective Time in book-entry form.”

1.9 Amendments to Sections 2.1(b), 2.1(c), 2.1(d), 2.1(e) and 2.1(f). Sections 2.1(b), 2.1(c), 2.1(d), 2.1(e) and 2.1(f) of the Agreement are hereby amended and restated in their entirety as follows:

“(b) Cancellation of ETP Incentive Distribution Rights and Class H Units; Treatment of General Partner Interest. In exchange for the transactions contemplated by the Merger, the ETP Incentive Distribution Rights and Class H Units (as defined herein), in each case outstanding immediately prior to the Effective Time (after giving effect to the Pre-Closing Transactions), shall be automatically canceled and shall cease to exist. The General Partner Interest outstanding immediately prior to the Effective Time shall remain outstanding and continue to exist following the Effective Time but will be held by SXL Merger Sub.

(c) Conversion of SXL Merger Sub LP Interests. By virtue of the Merger and without any action on the part of SXL or SXL Merger Sub, the limited partner interests in SXL Merger Sub LP issued and outstanding as of immediately prior to the Effective Time shall be converted in the aggregate into the number of Common Units outstanding as of immediately prior to the Effective Time, and the non-economic general partner interest in SXL Merger Sub LP issued and outstanding as of immediately prior to the Effective Time shall be cancelled for no consideration, such that following the Effective Time, SXL shall be the sole limited partner of the Surviving Entity and, as a result of the transfer of the General Partner Interest contemplated by Section 1.1(f), SXL Merger Sub shall be the general partner of the Surviving Entity.

(d) SXL Securities and SXL GP Securities.

(i) Any SXL Securities that are owned immediately prior to the Effective Time by ETP or any Subsidiary of ETP shall be automatically canceled and shall cease to exist and no consideration shall be delivered in exchange for such canceled SXL Securities; provided, however, that the SXL Incentive Distribution Rights and the SXL GP Interest that had been issued and are outstanding as of immediately prior to the Effective Time shall be unchanged and remain outstanding, such that following the GP Merger Effective Time, the SXL Incentive Distribution Rights and the SXL GP Interest shall be owned by ETP GP, as the GP Surviving Entity.

(ii) In exchange for the transactions contemplated by the GP Merger, the limited liability company interests in SXL GP outstanding immediately prior to the GP Merger Effective Time (after giving effect to the Pre-Closing Transactions), shall be automatically canceled and shall cease to exist and no consideration shall be delivered in exchange for such canceled interests.

(e) ETP GP Interest. The limited partner interests in ETP GP and the general partner interest in ETP GP that have been issued and are outstanding as of immediately prior to the GP Merger Effective Time shall be unchanged and remain outstanding.

(f) Certificates. As of the Effective Time, all Common Units converted into the Merger Consideration and all Series A Units converted into the Series A Unit Consideration, as applicable, pursuant to this Article II shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate (or evidence of units in book-entry form (“Book-Entry Units”)) that immediately prior to the Effective Time represented any such Common Units or Series A Units (a “Certificate”) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration or Series A Unit Consideration, as applicable, and any distributions to which such holder is entitled pursuant to Section 2.2(g), in each case to be issued or paid in consideration therefor upon surrender of such Certificate in accordance with Section 2.2(c), without interest, and the right to be admitted as an SXL Limited Partner. Each of SXL GP and ETP GP (as successor general partner of SXL) hereby consents to the admission (as an SXL Limited Partner) of each ETP Unitholder who is issued SXL Units or SXL Preferred Units in accordance with this Article II, upon the proper surrender of the Certificate representing Common Units or Series A Units as applicable. Upon such surrender of the Certificate (or upon a waiver of the requirement to surrender a Certificate granted by the general partner of SXL in its sole discretion) and the recording of the name of such Person as a limited partner of SXL on the books and records of SXL, such Person shall automatically and effective as of the Effective Time be admitted as a SXL Limited Partner and be bound by the Amended SXL Partnership Agreement as such. By its surrender of a Certificate, or by its acceptance of SXL Units or SXL Preferred Units, as applicable, an ETP Unitholder confirms its agreement to be bound by all of the terms and conditions of the Amended SXL Partnership Agreement.”

1.10 Amendment to Sections 3.2(a)(vii) and 3.2(a)(x). Sections 3.2(a)(vii) and 3.2(a)(x) of the Agreement are hereby amended and restated in their entirety as follows:

“(vii) 90 Class J Units representing limited partner interests in ETP (“Class J Units”);”

“(x) the General Partner Interest; and”

1.11 Amendments to Sections 3.2(c), 3.2(d), 3.2(e) and 3.2(f). Sections 3.2(c), 3.2(d), 3.2(e) and 3.2(f) of the Agreement are hereby amended and restated in their entirety as follows:

“(c) [Reserved.]

(d) [Reserved.]

(e) ETP GP is the sole general partner of ETP. ETP GP is the sole record and beneficial owner of the General Partner Interest, and such General Partner Interest has been duly authorized and validly issued in accordance with applicable Law and the ETP Partnership Agreement. ETP GP owns the General Partner Interest free and clear of any Liens.

(f) ETP Managing GP is the sole general partner of ETP GP. ETP Managing GP is the sole record and beneficial owner of the general partner interest in ETP GP and such general partner interest has been duly authorized and validly issued in accordance with applicable Law and the partnership agreement of ETP GP. ETP Managing GP owns the general partner interest in ETP GP free and clear of any Liens except for those Liens arising under the ETE Credit Documents. ETE is the sole limited partner of ETP GP. ETE is the sole record and beneficial owner of the limited partner interests in ETP GP and such limited partner interests have been duly authorized and validly issued in accordance with applicable Law and the partnership agreement of ETP GP. ETE owns the limited partner interests in ETP GP free and clear of any Liens except for those Liens arising under the ETE Credit Documents.”

1.12 Amendment to Section 3.3(a). Section 3.3(a) of the Agreeement is hereby amended and restated in its entirety as follows:

“(a) Each of the ETP Entities has all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, including the Merger and the GP Merger, subject to obtaining the ETP Unitholder Approval for the Merger. The execution, delivery and performance by the ETP Entities of this Agreement, and the consummation of the transactions contemplated hereby, including the Merger and the GP Merger, have been duly authorized and approved by the

ETP Managing GP Board, which, at a meeting duly called and held, has, on behalf of ETP and ETP GP, (i) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger and the GP Merger, and (ii) resolved to submit the Agreement to a vote of the ETP Limited Partners and limited partner of ETP GP and to recommend adoption of this Agreement by the ETP Limited Partners, and except for obtaining the ETP Unitholder Approval for the adoption of this Agreement, and consummation of the transactions contemplated hereby, no other entity action on the part of the ETP Entities is necessary to authorize the execution, delivery and performance by the ETP Entities of this Agreement and the consummation of the transactions contemplated hereby, including the Merger and the GP Merger. ETP Managing GP, in its capacity as general partner of ETP GP, and ETE, in its capacity as limited partner of ETP GP, have each approved the adoption of this Agreement and the consummation of the transactions contemplated hereby. The members of SXL GP have unanimously approved the adoption of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the ETP Entities and, assuming due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes the legal, valid and binding obligation of each of the ETP Entities, enforceable against each of them in accordance with its terms.”

1.13 Amendment to Section 4.2(d). Section 4.2(d) of the Agreement is hereby amended and restated in its entirety as follows:

“(d) (i) All of the issued and outstanding limited liability company interests of SXL Merger Sub are owned, beneficially and of record, by SXL, (ii) the general partner interest in SXL Merger Sub LP is owned, beneficially and of record, by SXL Merger Sub, and (iii) all of the limited partner interests in SXL Merger Sub LP are owned, beneficially and of record, by SXL, and, in each case, such interests have been duly authorized and validly issued in accordance with applicable Law and the organizational documents of each such entity and are free and clear of any Liens. SXL Merger Sub and SXL Merger Sub LP have been formed solely for the purpose of engaging in the Merger and the other transactions contemplated by this Agreement. Except for obligations and liabilities incurred in connection with its formation and the Merger and the other transactions contemplated by this Agreement, each of SXL Merger Sub and SXL Merger Sub LP has not and will not have incurred, directly or indirectly, any obligations or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.”

1.14 Amendment to Section 4.3. Section 4.3(a) of the Agreement is hereby amended and restated in its entirety as follows:

“(a) Each of the SXL Entities has all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, including the Merger, the GP Merger and the adoption of the Amended SXL Partnership Agreement. The execution, delivery and performance by the SXL Entities of this Agreement, and the consummation of the transactions contemplated hereby, including the Merger, the GP Merger and the adoption of the Amended SXL Partnership Agreement have been duly authorized and approved by the SXL GP Board, which, at a meeting duly called and held, has, on behalf of

SXL, SXL GP, SXL Merger Sub and SXL Merger Sub LP, unanimously approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger, the GP Merger and the adoption of the Amended SXL Partnership Agreement, and no other entity action on the part of the SXL Entities is necessary to authorize the execution, delivery and performance by the SXL Entities of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, the GP Merger and the adoption of the Amended SXL Partnership Agreement. This Agreement has been, and the Amended SXL Partnership Agreement will be, duly executed and delivered by the applicable SXL Entities and, assuming due authorization, execution and delivery of this Agreement by the other parties hereto, this Agreement constitutes, and the Amended SXL Partnership Agreement will constitute, a legal, valid and binding obligation of each of the applicable SXL Entities, enforceable against each of them in accordance with its terms.”

1.15 Amendment to Section 4.17. Section 4.17 of the Agreement is hereby amended and restated in its entirety as follows:

“Section 4.17 No Other Representations or Warranties. Except for the representations and warranties set forth in this Article IV, none of SXL, SXL Merger Sub, SXL Merger Sub LP or any other Person makes or has made any express or implied representation or warranty with respect to the SXL Entities or with respect to any other information provided to ETP in connection with the transactions contemplated hereby. Without limiting the generality of the foregoing, none of SXL, SXL Merger Sub, SXL Merger Sub LP or any other Person will have or be subject to any liability or other obligation to ETP or any other Person resulting from the distribution to ETP (including its Representatives), or ETP’s (or such Representatives’) use of, any such information, including any information, documents, projections, forecasts or other materials made available to ETP in any “data rooms” or management presentations in expectation of the Merger.”

1.16 Amendments to Section 5.8(b), 5.8(c) and 5.8(d). Sections 5.8(b), 5.8(c) and 5.8(d) of the Agreement are hereby amended and restated in their entirety as follows:

“(b) From and after the Effective Time, to the fullest extent that SXL, SXL GP or any applicable Subsidiary thereof would be permitted to indemnify an Indemnified Person, SXL and the GP Surviving Entity agree to (i) indemnify and hold harmless against any cost or expenses (including attorneys’ fees), judgments, fines, losses, claims, damages or liabilities and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of any thereof) in connection with any Proceeding, and provide advancement promptly, and in any event within 10 days after any written request, of expenses to, all Indemnified Persons to the fullest extent permitted under applicable Law and (ii) honor the provisions regarding elimination of liability of directors, indemnification of officers, directors and employees and advancement of expenses contained in the governing instruments of SXL or SXL GP and any Subsidiary of SXL or SXL GP immediately prior to the Effective Time and ensure that the organizational documents of SXL and the GP Surviving Entity shall, for a period of six years following the Effective Time, contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors, officers and agents of SXL, SXL GP and their respective Subsidiaries than are presently set forth in the governing instruments of SXL or SXL GP (it being acknowledged and agreed that the provisions of the governing instruments of ETP GP currently in effect are no less favorable with respect to indemnification, advancement of expenses and exculpation of such Persons than are presently in the governing instruments of SXL GP). Any right of indemnification of an Indemnified Person pursuant to this Section 5.8(b) shall not be amended, repealed or otherwise modified at any time in a manner that would adversely affect the rights of such Indemnified Person as provided herein.

(c) SXL and the GP Surviving Entity shall maintain in effect for six years from the Effective Time SXL and SXL GP’s current directors’ and officers’ liability insurance policies covering acts or omissions occurring at or prior to the Effective Time with respect to Indemnified Persons (provided that SXL or the GP Surviving Entity may substitute therefor policies with reputable carriers of at least the same coverage containing terms and conditions that are no less favorable to the Indemnified Persons); provided, however, that in no event shall SXL or the GP Surviving Entity be required to expend pursuant to this Section 5.8(c) more than an amount per year equal to 300% of current annual premiums paid by SXL or SXL GP for such insurance (the “Maximum Amount”). In the event that, but for the proviso to the immediately preceding sentence, SXL or the GP Surviving Entity would be required to expend more than the Maximum Amount, SXL or the GP Surviving Entity shall obtain the maximum amount of such insurance as is available for the Maximum Amount. If SXL or SXL GP in its sole discretion elects, then, in lieu of the obligations of SXL and the GP Surviving Entity under this Section 5.8(c), SXL or SXL GP may, prior to the Effective Time, purchase a “tail policy” with respect to acts or omissions occurring or alleged to have occurred prior to the Effective Time that were committed or alleged to have been committed by such Indemnified Persons in their capacity as such; provided that in no event shall the cost of such policy exceed six times the Maximum Amount.

(d) The rights of any Indemnified Person under this Section 5.8 shall be in addition to any other rights such Indemnified Person may have under the organizational documents of ETP, ETP GP, ETP Managing GP, the Surviving Entity, SXL, SXL GP, the GP Surviving Entity, the DRULPA, the PLLCL or the DLLCA. The provisions of this Section 5.8 shall survive the consummation of the transactions contemplated hereby for a period of six years and are expressly intended to benefit each of the Indemnified Persons and their respective heirs and representatives; provided, however, that in the event that any claim or claims for indemnification or advancement set forth in this Section 5.8 are asserted or made within such six-year period, all rights to indemnification and advancement in respect of any such claim or claims shall continue until disposition of all such claims. If SXL, the GP Surviving Entity or any of their respective successors or assigns (i) consolidates with or merges into any other Person, or (ii) transfers or conveys all or substantially all of their businesses or assets to any other Person, then, in each such case, to the extent necessary, a proper provision shall be made so that the successors and assigns of SXL or the GP Surviving Entity, as the case may be, shall assume the obligations of SXL or the GP Surviving Entity set forth in this Section 5.8.”

1.17 Amendment to Section 5.16(b). Section 5.16(b) of the Agreement is hereby amended and restated in its entirety as follows:

“(b) ETP hereby (i) irrevocably consents, in its capacity as the sole member of SXL GP immediately after the Pre-Closing Transactions, for all purposes, to this Agreement, the Amended SXL Partnership Agreement (including each amendment set forth therein) and the transactions contemplated by this Agreement, including the Merger and the GP Merger, with such consent constituting all required consents under the limited liability company agreement of SXL GP and (ii) acknowledges that no amendment contained in the Amended SXL Partnership Agreement is adverse to SXL GP, as the holder of the SXL GP Interest and SXL Incentive Distribution Rights.”

1.18 Amendment to Section 6.2. The lead-in to Section 6.2 and Sections 6.2(a) and 6.2(b) of the Agreement are hereby amended and restated in their entirety as follows:

“Section 6.2 Conditions to Obligations of SXL, SXL Merger Sub LP and SXL Merger Sub to Effect the Merger and the GP Merger. The obligations of each of SXL, SXL Merger Sub LP and SXL Merger Sub to effect the Merger and the GP Merger are further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(a) Representations and Warranties. (i) The representations and warranties of the ETP Entities contained in Section 3.3(a), Section 3.3(c) and Section 3.6(a), shall be true and correct in all respects, in each case both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date); (ii) the representations and warranties of the ETP Entities contained in Section 3.2(a) shall be true and correct in all respects, other than immaterial misstatements or omissions, both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date); and (iii) all other representations and warranties of ETP set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except, in the case of this clause (iii), where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “ETP Material Adverse Effect” set forth in any individual such representation or warranty) does not have, and would not reasonably be expected to have, individually or in the aggregate, an ETP Material Adverse Effect. SXL shall have received a certificate signed on behalf of ETP and ETP GP by an executive officer of ETP and an authorized signatory of ETP GP to such effect.

(b) Performance of Obligations of the ETP Entities. Each of the ETP Entities shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and SXL shall have received a certificate signed on behalf of ETP and ETP GP by an executive officer of ETP and an authorized signatory of ETP GP to such effect.”

1.19 Addition of Section 6.2(d). A new provision Section 6.2(d) is hereby added to the Agreement as follows:

“(d) Joinder to Amended SXL Partnership Agreement. ETP GP, as the GP Surviving Entity and the successor to SXL GP as general partner of SXL and holder of the SXL Incentive Distribution Rights, shall have executed and delivered to SXL a joinder agreement, by which ETP GP agrees to assume the rights and duties of the general partner of SXL under the Amended SXL Partnership Agreement and to be bound by the provisions therein, with such joinder agreement to be effective as of the Effective Time.”

1.20 Amendment to Section 6.3. The lead-in to Section 6.3 and Sections 6.3(a) and 6.3(b) of the Agreement are hereby amended and restated in their entirety as follows:

“Section 6.3 Conditions to Obligations of ETP and ETP GP to Effect the Merger and the GP Merger. The obligations of each of ETP and ETP GP to effect the Merger and the GP Merger are further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:”

“(a) Representations and Warranties. The representations and warranties of the SXL Entities contained in Section 4.3(a) and Section 4.6(a) shall be true and correct in all respects, in each case both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date); (i) the representations and warranties of SXL contained in Section 4.2(a) shall be true and correct in all respects, other than immaterial misstatements or omissions, both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date); and (ii) all other representations and warranties of SXL, SXL Merger Sub and SXL Merger Sub LP set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except, in the case of this clause (ii), where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “SXL Material Adverse Effect” set forth in any individual such representation or warranty) does not have, and would not reasonably be expected to have, individually or in the aggregate, a SXL Material Adverse Effect. ETP shall have received a certificate signed on behalf of SXL, SXL GP, SXL Merger Sub LP and SXL Merger Sub by an executive officer of SXL and an authorized signatory of SXL Merger Sub, SXL Merger Sub LP and SXL GP to such effect.”

“(b) Performance of Obligations of the SXL Entities. The SXL Entities shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and ETP shall have received a certificate signed on behalf of SXL, SXL GP, SXL Merger Sub LP and SXL Merger Sub by an executive officer of SXL and an authorized signatory of SXL Merger Sub, SXL Merger Sub LP and SXL GP to such effect.”

1.21 Amendment to Section 8.4(d). Section 8.4(d) of the Agreement is hereby amended and restated in its entirety as follows:

“(d) SXL Merger Sub LP may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to any wholly owned Subsidiary of SXL, but no such assignment shall relieve SXL or SXL Merger Sub LP of any of its obligations hereunder.”

1.22 Amendment to Section 8.13 and the Index of Defined Terms Section 8.13 and the Index of Defined Terms in the Agreement is hereby amended by:

(a) Deleting the following defined terms and all references thereto: ETP Merger Sub, ETP Merger Sub A, ETP Merger Sub B, ETP Merger Sub Charter Documents, ETP Merger Sub A Charter Documents, ETP Merger Sub B Charter Documents, Joinder Agreement and Post-Signing Transactions.

(b) Adding the following definition in the appropriate alphabetical position:

“ETE Credit Documents” means, collectively, that certain (i) Credit Agreement dated as of December 2, 2013 among ETE, Credit Suisse AG, Cayman Islands Branch, as administrative agent, and the other lenders party thereto, as amended, (ii) Senior Secured Term Loan Agreement dated as of December 2, 2013 among ETE, Credit Suisse AG, Cayman Islands Branch, as administrative agent, and the other lenders party thereto, as amended, (iii) Senior Secured Term Loan C Agreement dated as of March 5, 2015 among ETE, Credit Suisse AG, Cayman Islands Branch, as administrative agent, and the other lenders party thereto, as amended, and (iv) Indenture dated as of September 20, 2010 between ETE and U.S. Bank National Association, as trustee, as amended and supplemented, relating to ETE’s 7.50% Senior Notes due 2020, 5.875% Senior Notes due 2024 and 5.500% Senior Notes due 2027.

(c) Adding or correcting the following terms and the corresponding Section references in which such terms are defined to the Index of Defined Terms in the appropriate alphabetical position:

(i) Certificates of GP Merger	Section 1.3(a)

(ii) Certificate of Merger	Section 1.3(b)

(iii) Effective Time	Section 1.3(b)

(iv) General Partner Interest	Section 1.1(f)

(v) GP Merger Effective Time	Section 1.3(a)

(vi) GP Surviving Entity	Section 1.1(c)

(vii) SXL Merger Sub	Preamble

(viii) SXL Merger Sub LP	Preamble

1.23 Amendment to Exhibit A to the Agreement. The Form of Fourth Amended and Restated Agreement of Limited Partnership of [Sunoco Logistics Partners L.P.] attached to the Agreement as Exhibit A is hereby amended and restated in its entirety with the Form of Fourth Amended and Restated Agreement of Limited Partnership of [Sunoco Logistics Partners L.P.] attached to this Amendment as Exhibit A.

ARTICLE II

MISCELLANEOUS

2.1 No Other Amendments; No Waiver of Rights. Except as amended by this Amendment, the Agreement shall remain unmodified and in full force and effect.

2.2 Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

2.3 Facsimiles; Counterparts. This Amendment may be executed by facsimile signatures by any party and such signature shall be deemed binding for all purposes hereof, without delivery of an original signature being thereafter required. This Amendment may be executed in one or more counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document.

[Signature page follows]

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed by its respective duly authorized officers as of the date first above written.

ETP:

ENERGY TRANSFER PARTNERS, L.P.

By:	Energy Transfer Partners GP, L.P., its general partner

By:	Energy Transfer Partners, L.L.C., its general partner

By:	/s/ Thomas E. Long
Name:	Thomas E. Long
Title:	Chief Financial Officer

ETP GP:

ENERGY TRANSFER PARTNERS GP, L.P.

By:	Energy Transfer Partners, L.L.C., its general partner

By:	/s/ Thomas E. Long
Name:	Thomas E. Long
Title:	Chief Financial Officer

ETE:

ENERGY TRANSFER EQUITY, L.P.

By:	LE GP, LLC, its general partner

By:	/s/ Thomas P. Mason
Name:	Thomas P. Mason
Title:	Executive Vice President and General Counsel

ETP MERGER SUB:

ETP ACQUISITION SUB, LLC

By:	Energy Transfer Partners, L.L.C., its sole member

By:	/s/ Thomas E. Long
Name:	Thomas E. Long
Title:	Chief Financial Officer

SIGNATURE PAGE TO

AMENDMENT NO. 1 TO

AGREEMENT AND PLAN OF MERGER

SXL:

SUNOCO LOGISTICS PARTNERS L.P.,

By:	Sunoco Partners LLC, its general partner

By:	/s/ Michael J. Hennigan
Name:	Michael J. Hennigan
Title:	President and Chief Executive Officer

SXL GP:

SUNOCO PARTNERS LLC

By:	/s/ Michael J. Hennigan
Name:	Michael J. Hennigan
Title:	President and Chief Executive Officer

SXL Merger Sub:

SXL ACQUISITION SUB LLC

By:	/s/ Michael J. Hennigan
Name:	Michael J. Hennigan
Title:	President

SXL Merger Sub LP:

SXL ACQUISITION SUB LP

By:	SXL Acquisition Sub LLC, its general partner

By:	/s/ Michael J. Hennigan
Name:	Michael J. Hennigan
Title:	President

SIGNATURE PAGE TO

AMENDMENT NO. 1 TO

AGREEMENT AND PLAN OF MERGER

EXHIBIT A

FORM OF FOURTH AMENDED AND RESTATED AGREEMENT OF LIMITED

PARTNERSHIP OF [SUNOCO LOGISTICS PARTNERS L.P.]

[See attached.]